UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _______________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 13, 2016
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HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)
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Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)

(614) 480-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 13, 2016, at a special meeting of shareholders of Huntington Bancshares Incorporated (Huntington), Huntington’s shareholders approved the issuance of shares of Huntington common stock in connection with the merger as contemplated by the Agreement and Plan of Merger, dated as of January 25, 2016 (the Merger Agreement), as such agreement may be amended from time to time, by and among Huntington, FirstMerit Corporation (FirstMerit) and West Subsidiary Corporation, a direct, wholly owned subsidiary of Huntington (the Huntington Stock Issuance Proposal). The Huntington Stock Issuance Proposal received the affirmative vote of 99% of the votes cast.

	For	Against/ Withheld	Abstentions	Broker Non-Votes	Uncast
Approval of the Huntington Stock Issuance Proposal	576,703,081	5,318,909	3,535,452	—	342
Item 8.01 Other Events.
On June 13, 2016, Huntington and FirstMerit issued a joint press release announcing that the shareholders of Huntington had approved the Huntington Stock Issuance Proposal and that the shareholders of FirstMerit had approved the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 – Joint press release of Huntington Bancshares Incorporated and FirstMerit Corporation, dated June 13, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date:	June 13, 2016	By:	/s/ Richard A. Cheap

Richard A. Cheap
Title: Secretary

EXHIBIT INDEX

Exhibit
No.	Description

Exhibit 99.1	Joint press release of Huntington Bancshares Incorporated and FirstMerit Corporation, dated June 13, 2016.